EXHIBIT (99)(a)

EARNINGS RELEASE

                                                                                                                                                                                                April 21, 2025

Contact:	William D. Cable, Sr.
President and Chief Executive Officer

Jeffrey N. Hooper
Executive Vice President and Chief Financial Officer

828-464-5620

For Immediate Release

PEOPLES BANCORP ANNOUNCES FIRST QUARTER 2025 RESULTS

Peoples Bancorp of North Carolina, Inc. (NASDAQ: PEBK) (the “Company”), the parent company of Peoples Bank (the “Bank”), reported first quarter 2025 results with highlights as follows:

First quarter 2025 highlights:

•

Net earnings were $4.3 million or $0.82 per share and $0.79 per diluted share for the three months ended March 31, 2025, as compared to $3.9 million or $0.74 per share and $0.72 per diluted share for the same period one year ago.

•	Cash dividends were $0.36 per share for the three months ended March 31, 2025, compared to $0.35 per share for the prior year period.
•	Total loans were $1.15 billion at March 31, 2025, compared to $1.14 billion at December 31, 2024.
•	Non-performing assets were $5.1 million or 0.30% of total assets at March 31, 2025, compared to $4.8 million or 0.29% of total assets at December 31, 2024.
•	Total deposits were $1.52 billion at March 31, 2025, compared to $1.48 billion at December 31, 2024.
•	Core deposits, a non-GAAP measure, were $1.37 billion or 90.22% of total deposits at March 31, 2025, compared to $1.34 billion or 90.17% of total deposits at December 31, 2024.
•	Net interest margin was 3.51% for the three months ended March 31, 2025, compared to 3.33% for the three months ended March 31, 2024.

Net earnings were $4.3 million or $0.82 per share and $0.79 per diluted share for the three months ended March 31, 2025, as compared to $3.9 million or $0.74 per share and $0.72 per diluted share for the prior year period.  William D. Cable, Sr., President and Chief Executive Officer, attributed the increase in first quarter net earnings to increases in net interest income and non-interest income, which were partially offset by an increase in the provision for credit losses and an increase in non-interest expense, compared to the prior year period, as discussed below.

Net interest income was $13.9 million for the three months ended March 31, 2025, compared to $13.3 million for the three months ended March 31, 2024.  The increase in net interest income is due to a $160,000 increase in interest income and a $480,000 decrease in interest expense.  The increase in interest income is primarily due to a $878,000 increase in interest income and fees on loans, which was partially offset by a $557,000 decrease in interest income on balances due from banks and a $161,000 decrease in interest income on investment securities.  The increase in interest income and fees on loans is primarily due to an increase in total loans.  The decrease in interest income on balances due from banks is due to a reduction in balances outstanding.  The decrease in interest income on investment securities is primarily due to a reduction in balances outstanding.  The decrease in interest expense is primarily due to a decrease in rates paid on interest-bearing liabilities.  Net interest income after the provision for credit losses was $13.7 million for the three months ended March 31, 2025, compared to $13.2 million for the three months ended March 31, 2024.  The provision for credit losses for the three months ended March 31, 2025 was $268,000, compared to $91,000 for the three months ended March 31, 2024.  The increase in the provision for credit losses is primarily attributable to an increase in unfunded commitments on construction loans and an increase in total loans outstanding.  These increases were partially offset by the removal of the $60,000 Hurricane Helene reserve included in the allowance for credit losses at December 31, 2024.  The Bank had not incurred any losses associated with Hurricane Helene as of March 31, 2025.  Minimal losses are expected as a result of Hurricane Helene.

Non-interest income was $6.5 million for the three months ended March 31, 2025, compared to $6.0 million for the three months ended March 31, 2024.  The increase in non-interest income is primarily attributable to a $628,000 increase in appraisal management fee income due to an increase in appraisal volume, which was partially offset by a $174,000 decrease in miscellaneous non-interest income primarily due to a decrease in income on mutual funds held in the deferred compensation trust due to a decrease in valuations for the assets in the deferred compensation plan.

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Non-interest expense was $14.6 million for the three months ended March 31, 2025, compared to $14.5 million for the three months ended March 31, 2024.  The increase in non-interest expense is primarily attributable to a $515,000 increase in appraisal management fee expense due to an increase in appraisal volume, which was partially offset by a $192,000 decrease in salaries and employee benefits expense primarily due to a decrease in insurance expense, a $183,000 decrease in other non-interest expense primarily due to a decrease in debit card fraud expense, and a $83,000 decrease in occupancy expense primarily due to a decrease in depreciation expense.

Income tax expense was $1.3 million for the three months ended March 31, 2025, compared to $787,000 for the three months ended March 31, 2024.  The effective tax rate was 22.85% for the three months ended March 31, 2025, compared to 16.62% for the three months ended March 31, 2024.  The increase in the effective tax rate is primarily due to a $322,000 interest receivable booked during the three months ended March 31, 2024 on a deposit for taxes paid prior to a settlement with the North Carolina Department of Revenue (“NCDOR”) to withdraw the disallowance of certain tax credits previously purchased by the Bank.

Total assets were $1.69 billion as  of  March 31, 2025, compared to $1.65 billion as of December 31, 2024.  Available for sale securities were $374.4 million as of March 31, 2025, compared to $388.0 million as of December 31, 2024.  Total loans were $1.15 billion as of March 31, 2025, compared to $1.14 billion at December 31, 2024.

Non-performing assets were $5.1 million or 0.30% of total assets at March 31, 2025, compared to $4.8 million or 0.29% of total assets at December 31, 2024.  Non-performing assets include $4.2 million in residential mortgage loans, $451,000 in commercial mortgage loans, $298,000 in other loans, and $125,000 in other real estate owned at March 31, 2025, compared to $3.7 million in residential mortgage loans, $463,000 in commercial mortgage loans, $257,000 in other loans, and $369,000 in other real estate owned at December 31, 2024.

The allowance for credit losses on loans was $10.0 million or 0.87% of total loans at March 31, 2025, compared to $10.0 million or 0.88% of total loans at December 31, 2024.  The allowance for credit losses on loans increased $52,000 primarily due to a $4.3 million increase in the outstanding balance of construction loans from December 31, 2024 to March 31, 2025.  The allowance for credit losses on unfunded commitments was $1.3 million at March 31, 2025, compared to $1.1 million at December 31, 2024.  The increase in the allowance for credit losses on unfunded commitments was primarily due to a $275,000 increase in the allowance for construction loans resulting from a $11.5 million increase in unfunded commitments on construction loans during the three months ended March 31, 2025.  The allowance for credit losses on unfunded commitments is included in other liabilities on the Company’s consolidated balance sheets.  Management believes the current level of the allowance for credit losses is adequate; however, there is no guarantee that additional adjustments to the allowance will not be required because of changes in economic conditions, regulatory requirements or other factors.

Deposits were $1.52 billion as of March 31, 2025, compared to $1.48 billion as of December 31, 2024.  Core deposits, a non-GAAP measure, which include noninterest-bearing demand deposits, NOW, MMDA, savings and non-brokered certificates of deposit of denominations of $250,000 or less, were $1.37 billion at March 31, 2025, compared to $1.34 billion at December 31, 2024.  Management believes it is useful to calculate and present core deposits because of the positive impact this low cost funding source provides to the Bank’s overall cost of funds and profitability.  Certificates of deposit in amounts of more than $250,000 totaled $148.4 million at March 31, 2025, compared to $145.9 million December 31, 2024.

Junior subordinated debentures were $15.5 million at March 31, 2025 and December 31, 2024.  Shareholders’ equity was $138.5 million, or 8.18% of total assets, at March 31, 2025, compared to $130.6 million, or 7.90% of total assets, at December 31, 2024.

Peoples Bank operates 16 banking offices in North Carolina, with offices in Catawba, Alexander, Lincoln, Mecklenburg, Iredell and Wake Counties.  The Bank also operates loan production offices in Lincoln, Mecklenburg, Rowan and Forsyth Counties.  The Company’s common stock is publicly traded and is listed on the Nasdaq Global Market under the symbol “PEBK.”

Statements made in this earnings release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995.  These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared.  These statements can be identified by the use of words like “expect,” “anticipate,” “estimate,” and “believe,” variations of these words and other similar expressions.  Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements.  Factors that could cause actual results to differ include, but are not limited to, (1) competition in the markets served by the Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Securities and Exchange Commission,  including but not limited to those described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

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CONSOLIDATED BALANCE SHEETS

March 31, 2025, December 31, 2024 and March 31, 2024

(Dollars in thousands)

	March 31, 2025	December 31, 2024	March 31, 2024
	(Unaudited)	(Audited)	(Unaudited)
ASSETS:
Cash and due from banks	$32,372	$30,919	$26,272
Interest-bearing deposits	70,148	28,347	71,824
Cash and cash equivalents	102,520	59,266	98,096

Investment securities available for sale	374,350	388,003	394,664
Other investments	2,674	2,728	2,858
Total securities	377,024	390,731	397,522

Mortgage loans held for sale	544	1,367	1,292

Loans	1,152,080	1,138,404	1,106,670
Less: Allowance for credit losses on loans	(10,047)	(9,995)	(10,847)
Net loans	1,142,033	1,128,409	1,095,823

Premises and equipment, net	15,074	14,847	16,330
Cash surrender value of life insurance	17,796	17,675	18,250
Accrued interest receivable and other assets	37,994	39,667	42,247
Total assets	$1,692,985	$1,651,962	$1,669,560

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Noninterest-bearing demand	$412,761	$402,254	$462,966
Interest-bearing demand, MMDA & savings	756,241	741,363	633,740
Time, over $250,000	148,352	145,939	148,819
Other time	200,215	195,175	206,839
Total deposits	1,517,569	1,484,731	1,452,364

Securities sold under agreements to repurchase	-	-	59,216
Junior subordinated debentures	15,464	15,464	15,464
Accrued interest payable and other liabilities	21,444	21,204	21,424
Total liabilities	1,554,477	1,521,399	1,548,468

Shareholders' equity:
Preferred stock, no par value; authorized 5,000,000 shares; no shares issued and outstanding	-	-	-
Common stock, no par value; authorized 20,000,000 shares; issued and outstanding 5,459,441 shares at 3/31/25, 5,457,646 shares at 12/31/24, 5,455,999 shares at 3/31/24	48,708	48,658	48,627
Common stock held by deferred compensation trust, at cost; 161,680 shares at 3/31/25, 158,580 shares at 12/31/24, 164,970 shares at 3/31/24	(1,842)	(1,757)	(1,943)
Deferred compensation	1,842	1,757	1,943
Retained earnings	123,439	121,062	111,775
Accumulated other comprehensive loss	(33,639)	(39,157)	(39,310)
Total shareholders' equity	138,508	130,563	121,092

Total liabilities and shareholders' equity	$1,692,985	$1,651,962	$1,669,560

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CONSOLIDATED STATEMENTS OF INCOME

For the three months ended March 31, 2025 and 2024

(Dollars in thousands, except per share amounts)

	Three months ended
	March 31,
	2025	2024
	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$16,016	$15,138
Interest on due from banks	350	907
Interest on investment securities:
U.S. Government sponsored enterprises	2,261	2,591
State and political subdivisions	694	695
Other	649	479
Total interest income	19,970	19,810

INTEREST EXPENSE:
Interest-bearing demand, MMDA & savings deposits	2,652	2,060
Time deposits	3,133	3,681
Junior subordinated debentures	241	284
Other	-	481
Total interest expense	6,026	6,506

NET INTEREST INCOME	13,944	13,304
PROVISION FOR CREDIT LOSSES	268	91
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	13,676	13,213

NON-INTEREST INCOME:
Service charges	1,412	1,340
Other service charges and fees	186	184
Gain/(loss) on sale of securities	(4)	-
Mortgage banking income	27	51
Insurance and brokerage commissions	237	246
Appraisal management fee income	3,042	2,414
Miscellaneous	1,629	1,803
Total non-interest income	6,529	6,038

NON-INTEREST EXPENSES:
Salaries and employee benefits	6,788	6,980
Occupancy	2,028	2,111
Appraisal management fee expense	2,419	1,904
Other	3,338	3,521
Total non-interest expense	14,573	14,516

EARNINGS BEFORE INCOME TAXES	5,632	4,735
INCOME TAXES	1,287	787

NET EARNINGS	$4,345	$3,948

PER SHARE AMOUNTS
Basic net earnings	$0.82	$0.74
Diluted net earnings	$0.79	$0.72
Cash dividends	$0.36	$0.35
Book value	$26.14	$22.89

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FINANCIAL HIGHLIGHTS

For the three months ended March 31, 2025 and 2024, and the year ended December 31, 2024

(Dollars in thousands)

	Three months ended		Year ended
	March 31,		December 31,
	2025	2024	2024
	(Unaudited)	(Unaudited)	(Audited)
SELECTED AVERAGE BALANCES:
Available for sale securities	$433,212	$443,480	$442,097
Loans	1,142,331	1,092,658	1,113,488
Earning assets	1,611,620	1,605,981	1,611,816
Assets	1,651,336	1,647,802	1,653,356
Deposits	1,490,822	1,428,305	1,465,965
Shareholders' equity	130,353	117,524	129,866

SELECTED KEY DATA:
Net interest margin (tax equivalent) (1)	3.51%	3.33%	3.36%
Return on average assets	1.07%	0.96%	0.99%
Return on average shareholders' equity	13.52%	13.51%	12.59%
Average shareholders' equity to total average assets	7.89%	7.13%	7.85%

	March 31, 2025	March 31, 2024	December 31, 2024
	(Unaudited)	(Unaudited)	(Audited)

ALLOWANCE FOR CREDIT LOSSES:
Allowance for credit losses on loans	$10,047	$10,847	$9,995
Allowance for credit losses on unfunded commitments	1,286	1,698	1,101
Provision for (recovery of) credit losses (2)	268	91	(285)
Charge-offs (2)	(112)	(656)	(1,981)
Recoveries (2)	81	299	551

ASSET QUALITY:
Non-accrual loans	$4,983	$3,991	$4,440
90 days past due and still accruing	-	-	-
Other real estate owned	125	-	369
Total non-performing assets	$5,108	$3,991	$4,809
Non-performing assets to total assets	0.30%	0.24%	0.29%
Allowance for credit losses on loans to non-performing assets	196.69%	271.79%	207.84%
Allowance for credit losses on loans to total loans	0.87%	0.98%	0.88%

LOAN RISK GRADE ANALYSIS:
Percentage of loans by risk grade

Risk Grade 1 (excellent quality)	0.24%	0.29%	0.33%
Risk Grade 2 (high quality)	19.97%	19.42%	19.87%
Risk Grade 3 (good quality)	71.45%	73.15%	72.24%
Risk Grade 4 (management attention)	7.35%	5.77%	6.45%
Risk Grade 5 (watch)	0.42%	0.84%	0.57%
Risk Grade 6 (substandard)	0.57%	0.53%	0.54%
Risk Grade 7 (doubtful)	0.00%	0.00%	0.00%
Risk Grade 8 (loss)	0.00%	0.00%	0.00%

At March 31, 2025, including non-accrual loans, there was one relationship exceeding $1.0 million in the Watch risk grade, which totaled $1.5 million; there were no relationships exceeding $1.0 million in the Substandard risk grade. At December 31, 2024, including non-accrual loans, there was one relationship exceeding $1.0 million in the Watch risk grade, which totaled $1.5 million; there were no relationships exceeding $1.0 million in the Substandard risk grade.

(1) This amount reflects the tax benefit that the Company receives related to its tax-exempt loans and securities, which carry interest rates lower than similar taxable investments due to their tax-exempt status. This amount has been computed using an effective tax rate of 22.78% and is reduced by the related nondeductible portion of interest expense.

(2) For the three months ended March 31, 2025 and 2024, and the year ended December 31, 2024.

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